As filed with the Securities and Exchange Commission on November 30, 1998
                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
      --------------------------------------------------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
      --------------------------------------------------------------------
                           FFP MARKETING COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                   Texas                                     75-2735779
      (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                     Identification No.)

            2801 Glenda Avenue
             Fort Worth, Texas                                  76117
 (Address of principal executive offices)                    (Zip Code)
      --------------------------------------------------------------------
           FFP MARKETING COMPANY, INC. NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)
      --------------------------------------------------------------------
               Craig T. Scott                               Copy to:
         FFP Marketing Company, Inc.                  W. Alan Kailer, Esq.
             2801 Glenda Avenue                       Jenkens & Gilchrist,
          Fort Worth, Texas  76117                 A Professional Corporation
               (817) 838-4700                     1445 Ross Avenue, Suite 3200
                                                      Dallas, Texas  75202
     (Name, address and telephone number
  including area code of agent for service)
      --------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

                                                                     Proposed                Proposed
                                               Amount                 Maximum                 Maximum               Amount of
          Title of Class of                    to be              Offering Price             Aggregate         Registration Fee(4)
     Securities to be Registered          Registered(1)(2)        per Share(3)(4)      Offering Price(3)(4)
====================================== ======================  =====================  ======================= ======================
Common Stock, $.01 par value per share     234,333 Shares             $2.9687              $695,666.487              $193.40
====================================== ======================  =====================  ======================= ======================


         (1) The securities to be registered consist of 234,333 shares reserved for issuance under the FFP Marketing Company, Inc. Nonqualified Stock Option Plan (the "Plan").

         (2) Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.

         (3) Estimated solely for the purpose of calculating the registration fee.

         (4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plan is based on the following shares of Common Stock reserved for issuance under the Plan and subject to options already granted thereunder at the following prices:

                    Number of Shares of Common
                    Stock Reserved for Issuance    Exercise Price Per Share
                    ---------------------------    ------------------------
                               164,333                       $2.539
                               20,000                        $2.920
                               25,000                        $4.062
                               25,000                        $4.739

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information*
Item 2.  Registrant Information and Employee Plan Annual Information*


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The registrant hereby incorporates by reference in this Registration Statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

                  (1) The registrant's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 28, 1997.

                  (2) The registrant's amendment on Form 10-K/A to its Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 28, 1997.

                  (3) The registrant's Quarterly Report on form 10-Q filed with the Commission for the quarterly period ended March 29, 1998.

                  (4) The registrant's Quarterly Report on Form 10-Q filed with the Commission for the quarterly period ended June 28, 1998.

                  (5) The registrant's quarterly Report on Form 10-Q filed with the Commission for the quarterly period ended September 27, 1998.

                  (6) The registrant's Current Report on Form 8-K filed with the Commission on January 12, 1998.

                  (7) The description of the Common Stock, par value $.01 per share, of the registrant (the "Common Stock") set forth in the Registration Statement on Form 8-A filed with the Commission on December 22, 1997, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4. Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.
--------
     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

Item 6.  Indemnification of Directors and Officers.

The Articles of Incorporation of the Registrant provide that the Registrant shall indemnify officers and directors, and may indemnify its other employees and agents, to the fullest extent permitted by law. The laws of the State of Texas permit, and in some cases require, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, fines, settlements and reasonable expenses under certain circumstances.

The Registrant has also adopted provisions in its Articles of Incorporation that limit the liability of its directors and officers to the fullest extent permitted by the laws of the State of Texas. Under the Registrant's Articles of Incorporation, and as permitted by the laws of the State of Texas, a director or officer is not liable to the Registrant or its shareholders for damages for breach of fiduciary duty. Such limitation of liability does not affect liability for (i) breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) any transaction from which the director derived an improper personal benefit, or (iv) the payment of any unlawful distribution.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         (a)      Exhibits.

                           The  following  documents are filed as a part of this
Registration Statement.

         Exhibit           Description of Exhibit
         -------           ----------------------

         3.1*     Articles of Incorporation of the Registrant (Exhibit 3.1)

         3.2*     Bylaws of the Registrant (Exhibit 3.2)

         4.1      FFP Marketing Company, Inc. Nonqualified Stock Option Plan

         5.1      Opinion of Jenkens & Gilchrist, a Professional Corporation

         23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1 hereto)

         23.2     Consent of KPMG Peat Marwick LLP

         24.1  Power  of  Attorney   (included   with  signature  page  of  this
Registration Statement)
-----------------------

* Filed as the exhibit shown in parenthesis contained in the registrant's Registration Statement on Form S-4 (No.333-41709) filed with the Commission, and incorporated herein by reference.

Item 9.  Undertakings.

         A.       The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on November 30, 1998:

                                  FFP MARKETING COMPANY, INC.

                                  By:      /s/ John H. Harvison
                                           -----------------------
                                           John H. Harvison,
                                           Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John H. Harvison and Craig T. Scott, and each of them, each with full power to act without the other, as such person's, true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


           Signature                Capacity                        Date
           ---------                --------                        ----
/s/ John H. Harvison          Chairman of the Board and        November 30, 1998
-------------------------      Chief Executive Officer
John H. Harvison               (principal executive officer)

/s/ Robert J. Byrnes          President, Chief Operating       November 30, 1998
-------------------------      Officer and Director
Robert J. Byrnes               (principal operating officer)

/s/ Craig T. Scott            Vice President - Finance         November 30, 1998
-------------------------      and General Counsel
Craig T. Scott                 (principal accounting officer)

/s/ J.D. St. Clair            Director                         November 30, 1998
-------------------------
J.D. St. Clair

/s/ Michael Triantafellou     Director                         November 30, 1998
-------------------------
Michael Triantafellou

                              Director                                    , 1998
-------------------------                                      -----------
John W. Hughes

                              Director                                    , 1998
-------------------------                                      -----------
Garland R. McDonald

/s/ John D. Harvison          Director                         November 30, 1998
-------------------------
John D. Harvison

                              Director                                    , 1998
-------------------------                                      -----------
E. Michael Gregory

                                  EXHIBIT INDEX


Exhibit
Number                      Document Description
------                      --------------------
3.1*                  Articles of Incorporation of the Registrant (Exhibit 3.1)
3.2*                  Bylaws of the Registrant (Exhibit 3.2)
4.1                   FFP Marketing Company, Inc. Nonqualified Stock Option Plan
5.1                   Opinion of Jenkens & Gilchrist, a Professional Corporation
23.1                  Consent of Jenkens & Gilchrist, a Professional Corporation
                       (included in their opinion filed as Exhibit 5.1 hereto)
23.2                  Consent of KPMG Peat Marwick LLP
24.1                  Power of Attorney (included with signature page of this
                       Registration Statement)

-----------------------

*Filed as the exhibit shown in parenthesis contained in the Registrant's Registration Statement on Form S-4 (No. 333-41709) filed with the Commission, and incorporated herein by reference.